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                                                                      EXHIBIT 5
                      [Schreck Brignone Godfrey Letterhead]

December 21, 2000

RCM Technologies, Inc.
2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey  08109-4613

        Re: Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as special Nevada counsel to RCM Technologies, Inc., a Nevada corporation (the "Registrant") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of certain deferred compensation obligations (the "Deferred Compensation Obligations") to be issued in connection with the Registrant's Nonqualified Deferred Compensation Plan (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

         In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries as we have deemed necessary and appropriate, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all documents, records, agreements and other instruments as we have deemed relevant, including (a) the Registration Statement, (b) the Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, (c) certain records of the Registrant's corporate proceedings as reflected in its minute books, and (d) the Plan. We have also obtained from officers and agents of the Registrant and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties thereto has duly and validly executed and delivered each document to which it is a party, including, without limitation, the Plan, (ii) each natural person executing a document has sufficient legal capacity to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and
(iv) all corporate records made available to us by the Registrant and all public reviewed are accurate and complete.

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         We have further assumed that, prior to the incurrence of the Deferred
Compensation Obligations by the Company as referenced in the opinion below, (i) the Company will have selected of its employees ("Participants") to participate in the Plan, (ii) each Participant selected by the Company will have fulfilled the requirements to participate in the Plan, and (iii) each such qualified Participant will have elected to participate in the Plan by duly and validly executing and delivering a Participation Agreement.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities of "blue sky" laws.


         Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, when incurred for the benefit of Participants in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights, general principles of equity, or the exercise of judicial discretion in accordance with Nevada court decisions and statutes.


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters". In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                 Very truly yours,


                                 SCHRECK BRIGNONE GODFREY


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